May 25, 2005

FOR IMMEDIATE RELEASE
Major Markets Circuit

Dateline: Longview, Washington
Contact: R. H. Wollenberg
President and Chief Executive Officer
Phone: (360) 425-1550

LONGVIEW FIBRE ANNOUNCES RESTATEMENT OF
FIRST FISCAL QUARTER 2005 RESULTS

LONGVIEW, Wash., May 25, 2005 - Longview Fibre Company (NYSE:LFB) today announced that it is correcting its previously reported financial results for its first fiscal quarter ended January 31, 2005 to correct an error in its LIFO inventory valuation.

The restatement reduces gross profit to $34.8 million, a reduction of $1.1 million from the previously reported amount of $35.9 million for the quarter. As restated, operating profit was $13.0 million, compared to the previously reported amount of $14.1 million, and net income was $2.6 million, compared to the previously reported amount of $3.3 million.

Longview Fibre uses the last-in, first-out, or LIFO, method of valuing inventories. Each quarter the Company calculates LIFO inventory in connection with the determination of cost of products sold on a discrete quarterly basis.

The cumulative LIFO index rate for valuing inventory decrements for the first fiscal quarter 2005 was improperly set at a prior year's rate instead of the proper current rate.  The error was caused when the Company updated its model used for the LIFO calculation for its manufacturing segments - paper and paperboard and converted products.

As a result of the error, a LIFO adjustment of $0.7 million was recorded in the first fiscal quarter of 2005.  Had the Company calculated the first quarter 2005 interim calculation correctly, a LIFO adjustment of $1.8 million would have been recorded.  The difference for the first fiscal quarter 2005 is an adjustment of $1.1 million, resulting in lower operating profit and pretax income for the first fiscal quarter 2005 by $1.1 million, or 7.8% and 20.8%, respectively.  The impact on net income is a reduction of $0.7 million, or $0.01 per share.  The attached financial information shows Longview Fibre's results reported in the first fiscal quarter 2005, the restated results for the first fiscal quarter 2005 and, as a comparison, results reported in the first fiscal quarter 2004.

R. H. Wollenberg, Chairman, President and Chief Executive Officer, said "Longview Fibre, its management and personnel are committed to maintaining a high standard of internal controls and procedures and the accuracy of reported financial results.  The Company is instituting further policies and procedures to help prevent this situation occurring in the future."

Longview Fibre intends to file with the Securities and Exchange Commission an amendment to its quarterly report on Form 10-Q for the quarter ended January 31, 2005 as soon as practicable.

The amended Form 10-Q will also include management’s revised conclusions regarding the Company’s financial reporting controls related to the material weakness resulting from the LIFO calculation error.

About Longview Fibre
Longview Fibre Company is a diversified timberlands manager and a specialty paper and container manufacturer.  Using sustainable forestry methods, the Company manages approximately 585,000 acres of softwood timberlands predominantly located in western Washington and Oregon, primarily for the sale of logs to the U.S. and Japanese markets. Longview Fibre’s manufacturing facilities include one of the largest pulp-paper mills in North America at Longview, Washington; a network of 15 converting plants in 12 states; and a sawmill in central Washington.  The Company’s products include: logs; corrugated and solid-fiber containers; commodity and specialty Kraft paper; paperboard; and dimension and specialty lumber.  Longview Fibre press releases, SEC filings and Annual Reports are available at no charge through the Company’s Web site at www.longviewfibre.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements concerning the Company’s policies and procedures related to internal controls and accuracy of reported financial results; and the timing of the amended 10-Q. Forward-looking statements are based on the Company’s estimates and projections on the date they are made, and are subject to a variety of risks and uncertainties.

(Financial Tables Follow)

CONSOLIDATED STATEMENT OF INCOME (Unaudited)

	Three Months
	Ended January 31
	2005	2005	2004
(thousands except per share)	As Reported	As Restated
Net sales	$224,080	$224,080	$169,927
Cost of products sold, including outward freight	188,214	189,310	155,853
Gross profit	35,866	34,770	14,074
Selling, administrative and general expenses	21,747	21,747	19,437
Operating profit (loss)	14,119	13,023	(5,363)
Interest income	44	44	36
Interest expense	(9,329)	(9,329)	(9,620)
Miscellaneous	423	423	213
Income (loss) before income taxes	5,257	4,161	(14,734)
Provision (benefit) for taxes on income	1,945	1,540	(5,451)

Net income (loss)	$3,312	$2,621	$(9,283)
Per share	$0.06	$0.05	$(0.18)

Average shares outstanding	51,077	51,077	51,077

SEGMENT AND OTHER INFORMATION (Unaudited)

	Three Months
	Ended January 31
	2005	2005	2004	% Change	% Change
(thousands)	As Reported	As Restated		As Reported	As Restated
Net sales:
Timber	$43,367	$43,367	$34,510	25.7	25.7
Paper and paperboard	71,304	71,304	42,367	68.3	68.3
Converted products	109,409	109,409	93,050	17.6	17.6
	$224,080	$224,080	$169,927	31.9	31.9
Operating profit (loss):
Timber	$19,455	$19,455	$13,657	42.5	42.5
Paper and paperboard	(2,873)	(3,304)	(8,677)	-	-
Converted products	(2,463)	(3,128)	(10,343)	-	-
	$14,119	$13,023	$(5,363)	-	-
Sales:
Logs, thousands of board feet	63,445	63,445	48,752	30.1	30.1
Lumber, thousands of board feet	18,023	18,023	26,085	(30.9)	(30.9)
Paper, tons	93,348	93,348	60,632	54.0	54.0
Paperboard, tons	43,036	43,036	19,891	116.4	116.4
Converted products, tons	132,111	132,111	115,969	13.9	13.9
Logs, $/thousand board feet	$587	$587	$524	12.0	12.0
Lumber, $/thousand board feet	339	339	343	(1.2)	(1.2)
Paper, $/ton FOB mill equivalent	549	549	550	(0.2)	(0.2)
Paperboard, $/ton FOB mill equivalent	350	350	340	2.9	2.9
Converted products, $/ton	828	828	802	3.2	3.2

CONSOLIDATED BALANCE SHEET

	Jan. 31	Jan. 31		Oct. 31	Jan. 31
	2005	2005		2004	2004
	(Unaudited)	(Unaudited	)		(Unaudited	)
(dollars in thousands except per share)	As Reported	As Restated
ASSETS
Current assets:
Accounts and notes receivable	$108,652	$108,652		$111,723	$84,205
Allowance for doubtful accounts	1,350	1,350		1,350	1,350
Inventories, at lower cost or market; costs are based on last-in, first-out method except for supplies at current averages
Finished goods	18,186	17,680		21,791	15,820
Goods in process	11,886	11,420		16,275	9,160
Raw materials and supplies	46,920	46,796		45,457	39,215
Other	8,980	8,980		7,800	8,864
Total current assets	193,274	192,178		201,696	155,914
Capital assets:
Buildings, machinery and equipment at cost	1,832,588	1,832,588		1,828,195	1,819,667
Accumulated depreciation	1,153,093	1,153,093		1,139,390	1,111,677
Costs to be depreciated in future years	679,495	679,495		688,805	707,990
Plant sites at cost	3,549	3,549		3,549	3,549
	683,044	683,044		692,354	711,539
Timber at cost less depletion	196,304	196,304		196,440	186,032
Roads at cost less amortization	8,557	8,557		8,631	8,378
Timberlands at cost	24,598	24,598		24,598	20,671
	229,459	229,459		229,669	215,081
Total capital assets	912,503	912,503		922,023	926,620
Pension and other assets	147,488	147,488		147,211	148,728
	$1,253,265	$1,252,169		$1,270,930	$1,231,262

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Payable to bank resulting from checks in transit	$8,255	$8,255	$12,370	$6,401
Accounts payable	56,067	56,067	66,063	44,574
Short-term borrowings	20,000	20,000	10,000	15,000
Payrolls payable	16,946	16,946	15,897	14,869
Other taxes payable	9,173	9,144	9,100	8,702
Current installments of long-term debt	-	-	30,000	30,000
Total current liabilities	110,441	110,412	143,430	119,546
Long-term debt	452,179	452,179	442,148	463,526
Deferred taxes - net	206,586	206,210	204,783	190,107
Other liabilities	38,115	38,115	36,915	35,059
Shareholders' equity:
Preferred stock; authorized 2,000,000 shares	-	-	-	-
Common stock, ascribed value $1.50 per share; authorized 150,000,000 shares; issued 51,076,567 shares	76,615	76,615	76,615	76,615
Additional paid-in capital	3,306	3,306	3,306	3,306
Retained earnings	366,023	365,332	363,733	343,103
Total shareholders' equity	445,944	445,253	443,654	423,024
	$1,253,265	$1,252,169	$1,270,930	$1,231,262

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

	Three Months Ended
	January 31
	2005	2005	2004
(thousands)	As Reported	As Restated
Cash provided by (used for) operations:
Net income (loss)	$3,312	$2,621	$(9,283)
Charges to income (loss) not requiring cash:
Depreciation	17,619	17,619	17,908
Depletion and amortization	2,790	2,790	1,333
Deferred taxes - net	1,803	1,427	(5,303)
(Gain) loss on disposition of capital assets	204	204	(35)

Change in:
Accounts and notes receivable	3,071	3,071	15,549
Inventories	6,531	7,627	1,153
Other	(1,180)	(1,180)	(1,755)
Pension and other noncurrent assets	(277)	(277)	(2,817)
Accounts, payrolls and other taxes payable	(8,890)	(8,919)	(6,945)
Other noncurrent liabilities	184	184	627
Cash provided by operations	25,167	25,167	10,432

Cash provided by (used for) investing:
Additions to: Plant and equipment	(9,440)	(9,440)	(4,235)
Timber and timberlands	(2,593)	(2,593)	(2,574)
Proceeds from sale of capital assets	940	940	90
Cash used for investing	(11,093)	(11,093)	(6,719)

Cash provided by (used for) financing:
Long-term debt	(18,953)	(18,953)	30,048
Short-term borrowings	10,000	10,000	(29,000)
Payable to bank resulting from checks in transit	(4,115)	(4,115)	(4,789)
Accounts payable for construction	16	16	28
Cash dividends	(1,022)	(1,022)	-
Cash used for financing	(14,074)	(14,074)	(3,713)

Change in cash position	-	-	-
Cash position, beginning of period	-	-	-
Cash position, end of period	$-	$-	$-

Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest (net of amount capitalized)	$15,998	$15,998	$15,333
Income taxes	68	68	(1)